Exhibit 10.48

SEVENTH AMENDMENT TO OFFICE BUILDING LEASE

This SEVENTH AMENDMENT TO OFFICE BUILDING LEASE (“Amendment”) is made and entered into as of September 29, 2014, by and between WEST STATE CO, LP, a California limited partnership (“Landlord”) and RIMINI STREET, INC., a Nevada corporation (“Tenant”).

R E C I T A L S:

A.          WHEREAS, Landlord’s predecessor-in-interest and Tenant entered into that certain Office Building Lease dated as of September 2006 (“Original Lease”), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord Suite 246, consisting of approximately 1,794 rentable square feet and located on the second (2nd) floor (“Original Premises”) of the building located at 6601 Koll Center Parkway, Pleasanton, California (“Building”);

B.          WHEREAS, the Original Lease was amended by that certain First Amendment to Office Building Lease dated as of October 2007 (“First Amendment”) pursuant to which, among other things, Landlord leased to Tenant, Suite 350, consisting of approximately 5,766 rentable square feet and located on the third (3rd) floor (“Replacement Premises”) of the Building, in lieu of the Original Premises;

C.          WHEREAS, the Original Lease was further amended by that certain Second Amendment to Office Building Lease dated as of May 2009 (“Second Amendment”, together with the First Amendment and Original Lease, as amended, is referred to herein as the “Lease”) pursuant to which, among other things: (i) the Renewal Term was extended by the Second Renewal Term; and (ii) Landlord additionally leased to Tenant and Tenant additionally leased from Landlord approximately 6,337 rentable square feet of space on the third (3rd) floor of the Building (“Expansion Premises”, together with the Replacement Premises is referred to herein as the “Existing Premises”) as of the Second Renewal Term Commencement Date;

D.          WHEREAS, the Original Lease was further amended by that certain Third Amendment to Office Building Lease dated as of October 2009, whereby, among other things: (i) the Renewal Term was extended by the Third Renewal Term; and (ii) Landlord additionally leased to Tenant and Tenant additionally leased from Landlord approximately 10,852 rentable square feet of space adjacent to the Existing Premises of the Building (“Second Expansion Premises”) as of the Third Renewal Term Commencement Date;

E.          WHEREAS, the Original Lease was further amended by that certain Fourth Amendment to Office Building Lease dated as of January 18, 2011, whereby, among other things: (i) the Third Renewal Term Commencement Date was amended to reflect the actual Commencement Date of the Third Amendment and: (ii) the Base Rent Tables in the Third Amendment were amended to reflect actual dates as well as corrections of scriveners errors in the Third Amendment;

F.          WHEREAS, the Original Lease was further amended by that certain Fifth Amendment to Office Building Lease dated as of April, 2012, whereby, among other things: (i) Tenant Leased the “Third Expansion Premises”, also known as “Suite 100” (ii) Tenant extended their Lease term in the Existing Premises and Second Expansion Premises (the Fourth Renewal Term); and

G.          WHEREAS, the Original Lease was further amended by that certain Sixth Amendment to Office Building Lease dated as of September 2013, whereby, among other things: (i) Tenant Leased the “Fourth Expansion Premises”, also known as Suite 200 Premises (ii) Tenant extended their Lease term in their Existing Premises (the Fifth Renewal Term).

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.          Recitals.  The foregoing recitals are incorporated herein by this reference.

2.          Defined Terms.  Capitalized terms not otherwise defined herein shall have the meaning given such terms in the Lease.

3.          Effective Date.  The effective date of this Amendment shall be upon the mutual execution and delivery of this Amendment by Landlord and Tenant (“Effective Date”).

4.          Lease Extension of Fifth Renewal Term.  Pursuant to the Sixth Amendment, the Fifth Renewal Term expires on June 30, 2019.  As of the Effective Date, the term of the Lease for the “Suite 300 Premises”, “Suite 200 Premises” and the “Suite 100 Premises” shall be extended by the greater of forty-one months or a term co-terminus with the Fifth Expansion Premises (defined below) with the extension term commencing on July 1, 2019 and expiring on November 30, 2022 or the actual date of the Lease Expiration for the Fifth Expansion Premises (defined below).

(a)          Base Rent during Lease Extension of the Fifth Renewal Term.

(i)          Suite 300 Premises (22,955 Rentable Square Feet)

Lease Extension of Fifth Renewal Term	Monthly Base Rent for the
(Dates of Extended Terms)	Third Expansion Premises
July 1, 2019 – June 30, 2020	$56,744.76
July 1, 2020 – June 30, 2021	$58,447.10
July 1, 2021 – June 30, 2022	$60,200.52
July 1, 2022 – November 30, 2022	$62,006.53

(ii)          Suite 200 Premises (11,081 Rentable Square Feet)

Lease Extension of Fifth Renewal Term	Monthly Base Rent for the
(Dates of Extended Term)	Third Expansion Premises
July 1, 2019 – June 30, 2020	$27,392.23
July 1, 2020 – June 30, 2021	$28,214.00
July 1, 2021 – June 30, 2022	$29,060.42
July 1, 2022 – November 30, 2022	$29,932.23

(iii)          Suite 100 Premises (5,468 Rentable Square Feet)

Lease Extension of Fifth Renewal Term	Monthly Base Rent for the
(Dates of Extended Term)	Third Expansion Premises
July 1, 2019 – June 30, 2020	$13,516.90
July 1, 2020 – June 30, 2021	$13,922.40
July 1, 2021 – June 30, 2022	$14,340.07
July 1, 2022 – November 30, 2022	$14,770.28

5.          Fifth Expansion Premises.  In consideration of the rents, terms, provisions and covenants of this Amendment and the Lease, Landlord hereby leases unto Tenant and Tenant hereby rents and accepts from Landlord the “Fifth Expansion Premises” which is comprised of four second (2nd) floor suites in the building: Suites 201 (3,773 rentable square feet), 210 (3,142 rentable square feet), 250 (2,316 rentable square feet), and 260 (2,608 rentable square feet).  The Suites collectively are 11,839 rentable square feet and will be combined with the Suite 200 Premises per Exhibit A attached hereto.

(a)          As of the Effective Date, the term of the Lease for the Fifth Expansion Premises shall be for ninety-six (96) months (“Fifth Expansion Premises Term”) commencing upon substantial completion of the Tenant Improvements estimated to be December 1, 2014 (“Fifth Expansion Premises Commencement Date”) with Lease Expiration ninety-six months thereafter.

(b)          As of the Fifth Expansion Premises Commencement Date, the monthly Base Rent for the Fifth Expansion Premises (approximately 11,839 rentable square feet) shall be as follows:

Fifth Expansion	Monthly Base Rent
Premises Term (Months)	for the Fifth Expansion Premises
01 – 06	$0.00
07 – 12	$27,611.12
13 – 24	$28,392.50
25 – 36	$29,197.31
37 – 48	$30,026.27
49 – 60	$30,880.10
61 – 72	$31,759.54
73 – 84	$32,665.37
85 – 96	$33,598.37

The Monthly Base Rent is inclusive of a straight-line amortization of $140,879.00 over Months 7 through 96 of the Lease Term for the Fifth Expansion Premises as Tenant’s contribution towards the cost of Title 24 compliance improvements for the Fifth Expansion Premises and Suite 200 Premises and in no event shall the Monthly Base Rent be further increased as result of said Title 24 compliance improvements for the Fifth Expansion Premises and Suite 200 Premises.

(c)          Following the mutual execution and delivery of this Amendment and prior to the Fifth Expansion Premises Commencement Date, Landlord shall construct the Fifth Expansion Premises Tenant Improvements (“Tenant Improvements”) which shall be constructed in accordance with the Space Plan prepared by Hopkins & Wall, dated August 14, 2014, attached hereto as Exhibit A-1, with the following corrections and additions to the plan:

1)          Each office is to receive one (1) accent paint wall as building standard.

2)          All light switches and outlet and data cover plates are to be white.

Additionally, the Landlord will pay for all architectural costs, including construction drawings, permits and Property Management construction oversight fees.  Any cost increases resulting from change orders after agreement of the original scope of work, including architectural fees and Property Management construction oversight fees shall be at Tenant’s sole cost and expense.  Any delay (see below “Tenant’s Delay”) in delivery due to change orders shall not be cause for delay in the commencement of the Lease.  Any above building standard improvements shall be at Tenant’s sole cost and expense.  Incremental costs for Above Standard Improvements shall be paid for by Tenant, at Tenant’s election, in cash or amortized into the Base Rent on a straight-line basis without imputed interest over the paid months of the Fifth Expansion Premises Term.  Above Standard Improvements are Tenant desired carpet upgrade above $25 per square yard (building standard carpet), floor monuments for conference rooms, any changes in color of building standard electrical, data and switch cover plates, additional glass for conference rooms or offices above the building standard sidelight, any dedicated HVAC units required for Tenant’s IT needs, inclusive of all costs of installation and any recessed projection screens.

(i)          For the purposes herein, the term “Tenant’s Delay” shall mean any delay in the construction of Tenant Improvement in the Fifth Expansion Premises resulting from: (1) Tenant’s change(s) in the Space Plan or specifications and additional improvements other than those of Exhibit A-1 provided that Tenant shall not make changes without the prior written consent of Landlord unless such change either incorporates items which are not Building Standard Improvements; or (2) Tenant’s request for materials, finishes or installations which require a longer time than Building standard improvements to obtain, install or complete; or (3) Tenant’s failure to comply with Landlord’s contractor’s or subcontractor’s schedule; or (4) an Event of Default by Tenant under the Lease or the existence of any event or condition which, with the passage of time or the giving of notice or both would constitute such an Event of Default; or (5) delays caused by Tenant in construction; or (vi) any work performed in, on or about the Fifth Expansion Premises by Tenant or any Tenant Parties concurrently with the performance by Landlord of the Fifth Expansion Premises Tenant Improvement causes delay of Landlord’s contractor’s or subcontractor’s schedule.  Tenant acknowledges that the length and/or impact of any “Tenant’s Delay” may exceed the duration or scope of such event due to the necessity of rescheduling work or other causes.

(d)          Tenant shall have early access to the Fifth Expansion Premises, with all accessing parties having appropriate insurance in place with Property Management, two (2) weeks prior to the Fifth Expansion Premises Commencement Date for the purpose of installing furniture, fixtures and voice and data systems, provided it does not interfere with Landlord’s ability to complete the Tenant Improvements.

(e)          Tenant covenants, as a material part of the consideration for the Lease, as Amended hereby, to keep and perform each and all of said terms, covenants and conditions for which Tenant is liable and that this Amendment is made upon the condition of such performance.  On and after the Effective Date, all of the terms and provisions of the Lease, as amended hereby, shall apply to the Suite 300 Premises, the Suite 200 Premises, the Suite 100 Premises, and the Fifth Expansion Premises.  From and after the Effective Date, each and every reference in the Lease and in this Amendment to “Premises” shall be and mean the Suite 300 Premises, the Suite 200 Premises the Suite 100 Premises and the Fifth Expansion Premises, collectively.  The Premises consists of a total of approximately 51,343 rentable square feet.

(f)          Landlord, at Landlord’s sole cost and expense, shall install uniform Title 24 compliant lighting and controls throughout the Suite 200 Premises and the Fifth Expansion Premises.

6.          Tenant’s Percentage Share.  As of the Fifth Renewal Term Commencement Date, Tenant’s Percentage Share shall be adjusted upwards to 73.78%, to take into account the leasing of the Fifth Expansion Premises.

7.          Base Year.  As of the Fifth Expansion Premises Commencement Date, Tenant’s Base Year for the Suite 300 Premises, the Suite 200 Premises, the Suite 100 Premises, and the Fifth Expansion Premises shall be 2014.

8.          Tenant Refurbishment Allowance:  Tenant’s existing Tenant Refurbishment Allowance, pursuant to Section 12 of the Sixth Amendment to Lease, shall be increased to three dollars per square foot ($3.00 per square foot) or One Hundred and Fifty Four Thousand Twenty Nine and No/100 Dollars ($154,029.00) and shall be expanded to include the replacement of carpet.  The allowance, or unused portions thereof, shall expire prior to commencement of the last twenty-four (24) months of the Lease Term.

9.          In-Premises Janitorial Service:  The Landlord shall allow Tenant to use their own janitorial service within their suites.  The Landlord will agree to give Tenant a rent credit equal to No and Six/100 Dollars ($0.06) per useable square foot per month.  Said credit will be issued either monthly, quarterly or semi-annually.  If there is an operating expense increase for in-premises janitorial services for the entire Building, and Tenant elects thereafter to perform its own in-premises janitorial services, Tenant’s rent credit will automatically be adjusted by the same rate of increase on a per useable square foot basis.  Landlord will dedicate one (1) janitorial closet on the third (3rd) floor of the Building for Tenant’s use.  See Exhibit B, janitorial specifications for the Building common areas (including windows and glass) and the Tenant’s Premises.

10.          Right of First Offer: The Right of First Offer per Paragraph 16 of the Sixth Amendment to lease shall remain in effect except that Tenant shall have the below offered option terms on the following two first (1st) floor suites:

(a)          Suite 180  (8,993 Square Feet) – Lease Expires October 31, 2015

Tenant shall have the option to lease this suite, subject to the rights of the existing tenant, by giving Landlord written notice during the period May 1, 2015 to May 15, 2015.  After said period, the Landlord shall be free to market the suite to the general public and the option terms (below) shall be null and void; thereafter Tenant’s Right of First Offer per Paragraph 16 of the Sixth Amendment to Lease shall apply:

Estimated Time Lines:
October 31, 2015 – Suite 180 Lease Expiration
November 1, 2015 – December 31, 2015 – Tenant Improvement Timeframe

New Lease Term (Coterminous with Tenant’s Existing Lease):
Lease Commencement Date:	On or before January 1, 2016
Estimated Lease Expiration Date:	November 30, 2022
Rent Schedule:	Three (3) Months Free, $2.35 Start Rent with Three Percent (3%) Annual Increases
Tenant Improvements:	Turn-key using building standard materials per a mutually agreeable space plan in substantial conformance to the Space Plan (Exhibit A-2) prepared by Hopkins & Wall, dated August 12, 2014.

(b)          Suite 140 (4,496 Square Feet) – Lease Expires February 29, 2016

Tenant shall have the option to lease this suite, subject to the rights of the existing tenant, by giving Landlord written notice during the period September 1, 2015 to September 15, 2015.  After said period, the Landlord shall be free to market the suite to the general public and the option terms (below) shall be null and void; thereafter Tenant’s Right of First Offer per Paragraph 16 of the Sixth Amendment to Lease shall apply:

Estimated Time Lines:
February 29, 2016 – Suite 180 Lease Expiration
March 1, 2016 – April 30, 2016 – Tenant Improvement Timeframe

New Lease Term (Coterminous with Tenant’s Existing Lease):
Lease Commencement Date:	On or before May 1, 2016
Estimated Lease Expiration Date:	November 30, 2022 Rent Schedule: Three (3) Months Free, $2.40 Start Rent with Three Percent (3%) Annual Increases
Tenant Improvements:	Turn-key using building standard materials per a mutually agreeable space plan substantially utilizing the existing improvements wherever possible.

11.          Option to Renew:  Provided Tenant is not then in default of the Lease, and is still occupying the Premises, Tenant shall have the Option to Renew the Lease in any one or any combination thereof of Tenant’s Premises (defined as the entire third (3rd) floor, the entire second (2nd) floor and any suite leased at the time on the first (1st) floor) for one (1) additional period of five (5) years (the “Renewal Term”).  The Option to Renew must be exercised, if at all, by written notice (“Election Notice”) from Tenant to Landlord given not more than three hundred sixty five (365) days and not less than two hundred and seventy (270) days prior to the expiration of the Fifth Renewal Term.  Any such Election Notice given by Tenant to Landlord shall be irrevocable.  The Option to Renew and Tenant’s delivery of an Election Notice shall be voidable and of no force or effect at the election of Landlord, exercised in Landlord’s sole and absolute discretion, if (i) an Event of Default is occurring under the Lease, as amended hereby, either at the time Tenant exercises the Option to Renew or as of the commencement of the Renewal Term, or (ii) there is an event occurring which with the giving of notice or the passage of time, or both, would constitute an Event of Default under the Lease, as amended hereby, either at the time of Tenant’s delivery of the Election Notice or at any time from the date of delivery of such Election Notice through the time of commencement of the Renewal Term or (iii) if there has been any materially adverse change in the financial condition of the Tenant, as of the commencement of the Renewal Term.  If Tenant fails to exercise the Option to Renew in a timely manner, as provided for above, then the Option to Renew shall be void and of no force and effect.  The validly exercised Renewal Term shall be upon the same terms and conditions as the Lease, as amended, except that: (1) the annual Base Rent during the Sixth Renewal Term shall be equal to be one hundred (100%) of the then Fair Market Rental Rate for space of comparable size, quality and location; and (2) Tenant shall have no further renewal options pursuant to this Section 11 or any provision of the Lease; and (3) No later than thirty (30) days prior to the commencement of the Renewal Term, Tenant shall deposit with Landlord an amount, that when taken together with the Security Deposit, equals the monthly Base Rent due for the last month of the Renewal Term.  Upon the commencement of the Renewal Term, the term “Security Deposit” shall automatically include such additional Security Deposit and such additional Security Deposit shall be held pursuant to the terms of Article 5 of the Lease.

(a)          The right is personal to the Tenant and may not be exercised by any sublessee or assignee of Tenant.

12.          Security Deposit.  Pursuant to the Original Lease, First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment and Sixth Amendment Tenant has deposited a total of Eighty-Seven Thousand, Eight Hundred and Eighty-One and 98/100 Dollars ($87,881.98).  Upon execution of the Seventh Amendment to Office Building Lease, Tenant shall deposit with Landlord the additional sum of Fifty-Two Thousand Four Hundred Twenty-Five and Forty-Three/100 Dollars ($52,425.43) an amount equal to the last months’ rent of the Premises.  The new sum, together with the original Security Deposit, shall be considered the “Security Deposit” and shall be subject to Article 5 of the Original Lease.

13.          Landlord Notice of Intent to Sell.  In the event the Landlord decides to market the Building for sale, the Landlord shall notify Tenant in writing of its intent with a sale price and shall provide Tenant ten (10) business days within which to respond with an offer to purchase the Building prior to marketing to the general public.  The Landlord shall have the right, without notice to Tenant, to sell or transfer ownership to family.

(a)          This Notice of Intent to Sell shall be personal to Rimini Street, Inc. and shall not apply to any other entity.

14.          Repairs.  Pursuant to the Original Lease, First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment and Sixth Amendment, the Landlord’s obligations are clarified to include: (i) Provide light fixture bulb replacement (not in cubicles); (ii) Replace ceiling tiles damaged or stained from water leaks; (iii) Repair door handles and hinges and window blinds, unless damage to any of the aforementioned is a result of Tenant’s misuse.

15.          HVAC.  Per the Matrix survey of the mechanical HVAC systems, dated September 8, 2014, the Landlord, at Landlord’s sole cost and expense, will agree to perform the following maintenance and repairs to the HVAC systems in Tenant’s existing Premises on or before October 15, 2014, or in Expansion Premises in the course of the agreed upon Tenant Improvement:

1.          In Suite 200, repair leaky hot water valve closest to Suite 250.
2.          Repair damaged ducting in Suite 250.
3.          Repair one VAV velocity sensor and fix velocity controller and actuator in Suite 100.

Landlord agrees to maintain the Building in a manner, which is consistent with other comparable “Class A” office buildings in the Tri-Valley office market.

16.          Common Area Carpets.  Landlord will agree to replace the carpet in the first (1st) floor common areas and elevators as is necessary to maintain the Building in a manner which is consistent with other comparable “Class A” office buildings in the Tri-Valley office market, not to exceed an interval of seven (7) years from date of last new install (November 3, 2012).

17.          Building Security.  Landlord will install an Uninterruptable Power Supply (“UPS”) system which will provide approximately eight (8) hours of back-up battery power supply for the Building lobby doors in the event of a power failure.

If Tenant occupies 100% of the Building, Tenant shall have the right to install Besam automated glass sliding lobby doors (www.besam-usa.com/ or similar product type) at Tenant’s sole cost and expense, subject to and in compliance with all Building codes and subject to Landlord’s approval.  Landlord will advise Tenant of restoration requirements, if any, at the time of approval.  The Landlord will have the opportunity to review renderings and study the impact of the improvement on the building façade and lobby and reserves the right to work with Tenant in making modifications to accommodate a long term improvement for the building.

Tenant shall be granted the right to install cardkey access controls in elevators for controlled access to the second (2nd) and third (3rd) floors during non-standard business hours.  This would include, subject to fire code regulations, the locking of first (1st) floor stairwell doors to allow for exiting only from upper floors.  Landlord and Property Management prior approval shall be required of said improvements and detailed scope of work.  Tenant shall also be subject to restoration of the Building due to installment of the cardkey access controls.

18.          Express Changes Only.  Except as set forth in this Amendment, all of the terms and provisions of the Original Lease, First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment and Sixth Amendment shall remain unmodified and in full force and effect and shall be incorporated herein.

19.          Brokers.  Tenant warrants that it has had no dealings with any real estate broker or agent, other than Colliers International, acting in its dual capacity on behalf of Landlord and Tenant.  Landlord shall pay Colliers International pursuant to a separate written agreement.  If Tenant has dealt with any other person or real estate broker with respect to leasing or renting space in the Building, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall hold Landlord free and harmless against any liability in respect thereto, including attorneys’ fees and costs.

20.          Counterparts.  This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all such counterparts together shall constitute one and the same instrument.  The execution of facsimiles of this Amendment shall be binding on the parties hereto.

21.          Entire Agreement.  There are and were no oral or written representations, warranties, understandings, stipulations, agreements, or promises made by either party, or by any agent, employee, or other representative of either party, pertaining to the subject matter of this Amendment which have not been incorporated into this Amendment.  This Amendment shall not be modified, changed, terminated, amended, superseded, waived, or extended except by a written instrument executed by the parties hereto.

22.          Contingency.  This Seventh Amendment to Office Building Lease is contingent on the Landlord’s successful relocation of tenants that currently have leasehold’s on suites 210 and 250 on the second (2nd) floor of the building.  In the event that either of the aforementioned suites remains occupied as of November 30, 2014, then Tenant or Landlord can terminate this agreement by giving written notice to the other party.

LANDLORD:

WEST STATE CO, L.P.,
a California limited partnership

By:	/s/ Carl Zocchi
Name:	Carl Zocchi
Its:	General Partner

TENANT:

RIMINI STREET, INC.,
a Nevada corporation

By:	/s/ Seth A. Ravin
Name:	Seth A. Ravin
Its:	Chief Executive Officer

RIMINI STREET, INC.,
a Nevada corporation

By:	/s/ Thomas Shay
Name:	Thomas Shay
Its:	SVP and CIO

(Two Corporate Officer Signatures Required)

EXHIBIT A

FIFTH EXPANSION PREMISES

EXHIBIT A-1

TENANT IMPROVEMENTS

DEMOLITION PLAN

FLOOR AND POWER/SIGNAL PLAN

RIMINI STREET EXPANSION

Hopkins & Wall

ISSUE RECORD	DATE	BY

FOR REFERENCE ONLY

A-1

EXHIBIT A-2

SPACE PLAN

NOTES:

1. INSTALL NEW BLDG STD CEILING TILES THRU OUT
2. ALL ITEMS INDICATED BY AN "N" ARE NEW
3. INSTALL AN ELEC PROJECTION SCREEN IN THIS CONFERENCE ROOM (PRICED SEPARATELY)
4. INSTALL A NEW COMBINATION DATA/TEL/ELEC FLUSH FLOOR OUTLET IN THE CENTER THIS CONFERENCE ROOM (PRICED SEPARATELY)
5. THIS GLASS DOOR AND FULL-HEIGHT GLAZING AT THIS LOCATION ARE TO BE PRICED SEPARATELY
6. NEW CARPET THROUGHOUT.

   (CARPET TO BE INSTALLED (J & J "TUSSAH" COLOR: PALM 910 IN OPEN AREAS AND SHAW "DETAIL" COLOR: RICE PAPERIN OFFICES).

   LANDLORD WILL CONTRIBUTE $25.00 PER SQUARE YARD.
7. REWORK EXISTING LIGHTING AS REQUIRED TO MATCH THE NEW WALL LAYOUT
8. INSTALL NEW CABINETRY AND SINK

OFF ±14x16
OFF ±11x14
OFF ±13x14
OFF ±10x14
OFF ±10x14
3 CONF ±12x19 4
STOR ±6x17
N N
OFF ±10x12
OFF ±10x14
OFF ±10x14
OFF ±9x16
OFF ±9x16
OFF ±9x16
1 6 7
6x6 TYP
OFF ±10x12
OFF ±11x19
CONF ±12x24
4 3
OFF ±11x12
OFF ±10x12
OFF ±9x14
BREAK RM ±14x24
8
IT ±10x14
OFF ±9x14
6x6 TYP
1 6 7
CONF ±17x27
5
N
OFF ±10x15
OFF ±9x15
2
OFF ±10x15
3 4 5
CONF ±14x18
OFF ±12x16
OFF ±10x16
OFF ±10x16
OFF ±9x16
OFF ±9x16
OFF ±10x16
OFF ±10x16
OFF ±11x16
OFF ±14x20

RIMINI STREET

PRELIMINARY SPACE PLAN

6601 KOLL CENTER PARKWAY, SUITE ~~100~~ 180 #140
PLEASANTON, CA

AUGUST 12, 2014

Hopkins & Wall
ARCHITECTURE | INTERIOR DESIGN
7901 STONERIDGE DRIVE, STE 550
PLEASANTON, CA 94588
925-225-0445
FAX 925-225-0492

EXHIBIT B

JANITORIAL SPECIFICATIONS

Exhibit B
Janitorial Specifications

1. Monday Through Friday:
Offices
Hand dust open counters, tables and chairs
Hand dust flat surfaces within reach
Gather all waste paper, replace plastic liners and place in disposal
Spot clean glass, doors and light switches
Sweep and mop all resilient tile floors
Vacuum all carpet areas
Clean and sanitize drinking fountains
When done, close doors and turn off lights
Break room Kitchens
Sweep and mop floors
Gather all waste, replace plastic liners and place in disposal
Clean all tables and counter tops and the exterior of appliances
Clean and polish sinks
Arrange furniture
Restrooms
Clean and refill dispensers
Clean and sanitize fixtures, polish chrome fittings
Spot wash walls and partitions
Clean and sanitize mirrors
Damp mop and sanitize floors; flush floor drains weekly
Lobby
Clean entrance glass doors
Hand dust all ledges and flat surfaces, spot clean metal finishes
Clean elevator doors and walls, vacuum carpets, keep tracks free of dirt
Vacuum carpets
Sweep/mop entrance tile

2. Quarterly:
Dust window blinds
Machine scrub restroom floors

3. Annually:
Strip and wax vinyl floors
Clean return and supply air vents

4. Window Cleaning:
Interior and exterior windows cleaned in May
Exterior only cleaned in September